                                 EXHIBIT 4.12

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THEREFORE THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION THEREUNDER OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.


                                 SHOPPING.COM
                          CONVERTIBLE PROMISSORY NOTE


$500,000.00                                           CORONA DEL MAR, CALIFORNIA
                                AUGUST 25, 1998


     1.  PRINCIPAL.
         ---------

         FOR VALUE RECEIVED, the undersigned, SHOPPING.COM ("Maker"), promises to pay to Charles Schwab & Co., Inc. FBO Carlos Beharie Keogh Plan 1463-1994 ("Payee"), or order, at 2101 East Coast Highway, Corona Del Mar, CA 92625 or such other place as the holder of this Note shall specify, in lawful money of the United States of America, the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest at the rate of eight percent (8%) per annum, payable as hereinafter provided.

     2.  PAYMENT OF INTEREST.
         -------------------

         Except as otherwise specifically provided below, interest will accrue at the rate of eight percent (8%) per annum, simple interest, on the unpaid principal amount of this Note. The Company agrees to pay all interest accrued on the principal hereof six months from the date of this Note. Any accrued but unpaid interest shall be payable on the earliest of (i) maturity and (ii) conversion of this Note into shares of Common Stock as provided in paragraph 5 below if Payee does not elect to also convert the interest into Common Stock. Unless prohibited by law, any accrued interest which is not paid on the date when is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note.

     3.  PAYMENT OF PRINCIPAL OF NOTE.
         ----------------------------

         The Company agrees to pay the principal amount hereof, plus any accrued and unpaid interest, to the holder of this Note six months from the date of this Note. Any payment pursuant hereto shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such payment shall be applied to the principal balance due hereunder, and the interest upon the portion of principal so credited shall thereupon cease. Subject to the provisions of the following paragraph, the

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

Company shall have the right, without penalty, to prepay the indebtedness represented hereby in part or in full at any time or times during the term hereof. Any prepayment pursuant hereto shall first be applied to interest due and owing at the date of such payment, and whatever remains after the amount of such interest is deducted from such prepayment shall be applied to the principal balance due hereunder, and the interest upon the portion of principal so credited shall thereupon cease.

         In the event the Company elects to prepay the principal of and interest accrued on this Note, the Company shall notify the Payee in writing fifteen (15) days in advance of its intention to repay any amount hereof, stating the proposed payment date (the "Payment Date") and the amount to be repaid. At any time prior to the Payment Date, the Lender may, but shall not be obligated to, elect to convert all or any portion of the principal and interest to be repaid on the Payment Date into shares of Common Stock at the Conversion Price then in effect, by delivering to the Company, to the attention of the President, written notice of its election to convert.

     4.  REGISTRATION RIGHTS.
         -------------------

         The Company and Lender shall enter into that certain Registration Rights Agreement of even date herewith pursuant to which Lender will be entitled, upon conversion of this Note into Common Stock, to cause the Company to register such shares of Common Stock pursuant to Section 5 of the Securities Act of 1933, as amended, at the cost and expenses of the Company, in the event that the Company is registering shares of Common Stock for sale, except in connection with employee benefit plans or an acquisition transaction.

     5.  CONVERSION.
         ----------

         (a) Conversion Procedure.  In lieu of accepting any repayment of the
             --------------------
principal amount of, and accrued interest on, this Note, the Lender may convert all or any portion of any principal or interest repayment into a number of shares of the Company's Common Stock, no par value (the "Common Stock"), determined by dividing the principal amount designated for conversion by the "Conversion Price" (as defined below). Lender, in his sole discretion, may elect to convert the principal and accrued interest into Common Stock (i) at any time, (ii) upon notification by the Company that it intends to repay this Note or any portion thereof or (iii) upon maturity of this Note. Lender shall notify the Company of its intention to convert into Common Stock in writing delivered to the Company at its principal executive offices, attention John Markley, Chief Executive Officer.

         (b) Deliveries by the Company.  On the Payment Date, the Company will
             -------------------------
pay to the Lender any principal amount proposed to be repaid on such date which the Lender has not elected to convert into shares of Common Stock and all interest accrued to date on the principal amount of this Note. As soon as reasonably possible after a conversion has been effected, the Company will deliver to the Lender:

               (i) a certificate representing the number of shares of Common Stock (excluding fractional shares) issuable by reason of the conversion, which shares shall be validly issued, fully paid and nonassessable; and

               (ii) payment for any fractional shares of Common Stock that would otherwise have been issued upon conversion of the principal amount so converted.

         (c) Conversion Price.
             ----------------

               (i)  The initial Conversion Price shall be three dollars and
     thirty cents ($3.30) per share.   In order to prevent dilution of the
     conversion rights granted under this Note, the Conversion Price will be subject to adjustment from time to time pursuant to this paragraph 5(c).

               (ii) If any capital reorganization, reclassification, consolidation or merger or any sale of substantially all of the Company's assets (collectively, the "Corporate Transactions") is effected in such a way that the holders of Common Stock become entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Corporate Transaction, lawful and adequate provision will be made whereby the Lender will thereafter have the right to acquire and receive in lieu of shares of Common Stock, such shares, securities or assets as would have been issuable to the Lender if it had converted the principal amount of, and accrued interest on, this Note immediately prior to such Corporate Transaction.

     6.  WAIVER.
         ------

         Maker and all endorsers, guarantors and all persons liable, or to become liable on this Note (each hereinafter referred to in this Section as the "Applicable Party"), jointly and severally, waive presentment, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, notice of acceleration, notice of intent to accelerate, and any and all other notices or matters of a like nature, and consent to any and all renewals and extensions of the time of payment hereof. Each Applicable Party agrees that at any time and from time to time, without notice, (i) the terms of payment herein, or (ii) the terms of any guaranty of this Note, or (iii) the security described in any documents at any time securing this Note, may be modified, increased, changed or exchanged, in whole or in part, without in any way affecting the liability of any Applicable Party.

     7.  LATE CHARGE.
         -----------

         If any payment of interest and/or principal hereunder is not received by Payee within ten (10) days after the due date thereof, Maker agrees to pay Payee a late charge equal to five percent (5%) of the unpaid amount. Maker acknowledges that it would be extremely difficult to fix Payee's actual damages for the failure of Maker to timely pay any amount due under this Note. Accordingly, such late charge shall be deemed to be Payee's damages for any such late payment, provided that such late charge shall not limit Payee's right to compel prompt performance by Maker or to exercise other remedies available to Payee.

     8.  DEFAULT BY MAKER.
         ----------------

         Any one or more of the following shall constitute an "Event of Default" by Maker under the terms of this Note:

         A. If Maker fails to pay any payment, whether at maturity or otherwise, of principal and/or interest upon the due date thereof.

         B. If Maker defaults in the performance or observance of any of the covenants, conditions or agreements set forth in this Note.

         C. If Maker institutes proceedings to be adjudicated a voluntary bankrupt; consents to the filing of a bankruptcy proceeding against Maker; files or consents to filing of a petition or answer or consent seeking reorganization under the federal bankruptcy laws or any other similar applicable federal or state law; consents to the appointment or a receiver of liquidator or trustee or assignee in bankruptcy or insolvency of the Maker or a substantial part of Maker's property; an assignment for the benefit of creditors is made by the Maker; or Maker admits in writing of Maker's inability to pay Maker's debts generally as they become due.

     9.  REMEDIES UPON DEFAULT.
         ---------------------

         If an Event of Default occurs, at the option of Payee, and upon written demand, the Payee may accelerate the due date of this Note and declare the entire outstanding principal balance hereof, including all fees and costs (if any), and accrued but unpaid interest, immediately due and payable in full.

         Each of the options, rights and remedies provided herein or available at law or in equity which may be exercised by Payee may be exercised separately or concurrently with any one or more other options, rights or remedies available to Payee. Failure to exercise any option, right or remedy shall not constitute a waiver of the right of the Payee to exercise such option, right or remedy in the event of or with respect to any prior, subsequent or concurrent transaction or occurrence of the same or a different kind or character.

     10. ATTORNEYS' FEES.
         ---------------

         Maker agrees to pay all costs of collection or enforcement of this Note when incurred, including, but not limited to, reasonable attorneys' fees. If any suit or action is instituted to enforce this Note, Maker promises to pay, in addition to the costs and disbursements allowed by law, such sum as the court may adjudge as reasonable attorneys' fees in such suit or action. Maker shall also pay all reasonable attorneys' fees and costs incurred by Payee in connection with any modification, amendment or consent related to any renegotiation or modification of this Note.

     11. SEVERABILITY.
         ------------

         Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

     12. GOVERNING LAW.
         -------------

         This Note shall be governed by and construed in accordance with the laws of the State of California.

     13. NOTICES.
         -------

         All notices, statements or demands shall be in writing and shall be served in person, by telegraph, by express mail, by certified mail or by private overnight delivery. Service shall be deemed conclusively made (i) at the time of service, if personally served, (ii) at the time (as confirmed in writing by the telegraphic agency) of delivery thereof to the addressee, if served telegraphically, (iii) twenty-four (24) hours (exclusive of weekends and national holidays) after deposit in the United States mail, properly addressed and postage prepaid, if served by express mail, (iv) five (5) calendar days after deposit in the United States mail, properly addressed and postage prepaid, return receipt requested, if served by certified mail, (v) twenty-four (24) hours after delivery by the party giving the notice, statement or demand to the private overnight deliverer, if served by private overnight delivery and (vi) at the time of electronic transmission, if a copy of such notice is mailed within twenty-four (24) hours after the transmission.

          Any notice or demand to Maker shall be given to:

               Howard S. Schwartz, Executive Vice President
               Shopping.com
               2101 E. Coast Hwy., Garden Level
               Corona del Mar, CA  92625

          Any notice or demand to Payee shall be given to:

               Charles Schwab & Co., Inc.
               FBO Carlos Beharie Keogh Plan 1463-1994
               101 Montgomery Street
               San Francisco, CA 94104

          Any party hereto may change its address for the purpose of receiving notices, demands or other communications as herein provided by a written notice given in the manner aforesaid to the other party or parties hereto.

     14. SUCCESSORS AND ASSIGNS.
         ----------------------

         All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     15. ASSIGNABILITY.
         -------------

         Maker's obligation hereunder are nontransferable and nonassignable without the prior written consent of Payee.

     16. AMENDMENT.
         ---------

         Neither this Note nor any term or provision hereof may be modified, amended or altered except by a written instrument approved by Payee and signed by Maker.

     17. HEADINGS.
         --------

         Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

     18. PURPOSE OF LOAN.
         ---------------

         The proceeds of this Note are to be used by Maker exclusively for business purposes, and not for personal, family or household purposes.

     19. TIME OF THE ESSENCE.
         -------------------

         TIME IS EXPRESSLY DECLARED TO BE THE ESSENCE of each obligation of the Maker hereunder and in all matters concerning this Note, including all acts or things to be done or performed in connection herewith, and specifically of every provision of this Note in which time is an element.

     20. COMPLIANCE WITH USURY LAWS.
         --------------------------

         Maker and Payee intent to comply with all applicable usury laws. In fulfilling this intention, all agreement between Maker and Payee are expressly limited so that the amount of interest paid or agreed to be paid to Payee for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

         If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable bylaw. If for any reason Payee receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between Maker and Payee, then this provision shall control.

     21. LEGAL REPRESENTATION.
         --------------------

         Maker agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

     22. JURISDICTION.
         ------------

         Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts of California, County of Orange, or the federal district court therefore, and each party waives the right to change the venue. The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested.


"MAKER"                                  "PAYEE"

SHOPPING.COM                             Charles Schwab & Co., Inc.
                                         FBO Carlos Beharie Keogh Plan
                                         1463-1994

By:  /s/ Frank W. Denny                   By:  /s/ Carlos Beharie
     -------------------                       -------------------